UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     March 5, 2013
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AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware                001-33143                04-3106389

(State or other jurisdiction        (Commission            IRS Employer
of incorporation)            File Number)            Identification No.)

59 Maiden Lane, 6th Floor, New York, New York            10038

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code    (212) 220-7120
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

Endorsement No. 2 to Amended and Restated Quota Share Reinsurance Agreement with Maiden Insurance Company Ltd.

In 2007, AmTrust Financial Services, Inc. (the “Company”) entered into a master agreement with Maiden Insurance Company, Ltd. (“Maiden Insurance”) by which the Company’s Bermuda subsidiary, AmTrust International Insurance Ltd. (“AII”), and Maiden Insurance entered into a quota share reinsurance agreement (the “Maiden Quota Share”). Under this agreement, AII retrocedes to Maiden Insurance an amount equal to 40% of the premium written by the Company’s U.S., Irish and U.K. insurance companies (the “AmTrust Ceding Insurers”), net of the cost of unaffiliated inuring reinsurance (and in the case of the Company’s U.K. insurance subsidiary, AEL, net of commissions) and 40% of losses excluding certain specialty risk programs that the Company commenced writing after the effective date, such as the Company's European medical liability business, and risks, other than workers’ compensation risks and certain business written by the Company’s Irish subsidiary, AmTrust International Underwriters Limited (“AIU”), for which the AmTrust Ceding Insurers’ net retention exceeds $5,000,000 (“Covered Business”).

The existing terms of the Maiden Quota Share provide that AII receives a ceding commission based on a percentage of ceded written premiums with respect to all Covered Business. The ceding commission with respect to all Covered Business, other than the retail commercial package business, is adjusted on a quarterly basis to between 30% and 31% of ceded premium depending on the percentage of the total Subject Premium that is derived from the Company’s Specialty Risk and Extended Warranty segment, exclusive of European medical liability business included within that segment. The ceding commission for the Company’s retail commercial package business is 34.375% of ceded premium. The Maiden Quota Share, which had an initial term of three years, was renewed through June 30, 2014.

On March 5, 2013, after receipt of approval from each of the Company’s and Maiden’s Audit Committee, the Company and Maiden executed an amendment to the Maiden Quota Share, which provides for the extension of the term of the Maiden Quota Share to July 1, 2016. The amendment further provides that, effective January 1, 2013, AII will receive a ceding commission of 31% of ceded written premiums with respect to all Covered Business other than retail commercial package business, for which the ceding commission will remain 34.375%. Lastly, with regards to the Specialty Program portion of Covered Business only, excluding workers’ compensation business included in the Company’s Specialty Program segment from July 1, 2007 through December 31, 2012, the Company will be responsible for ultimate net loss otherwise recoverable from Maiden Insurance to the extent that the loss ratio to Maiden Insurance, which shall be determined on an inception to date basis from July 1, 2007 through the date of calculation, is between 81.5% and 95%.

The description of the amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1	Endorsement No.2 to the Amended and Restated Quota Share Reinsurance Agreement, dated March 7, 2013, between AmTrust International Insurance, Ltd. and Maiden Insurance Company Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
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(Registrant)

Date    March 11, 2013
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/s/ Stephen Ungar
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Stephen Ungar
General Counsel and Secretary